EXHIBIT 99.2

FINAL TRANSCRIPT

Conference Call Transcript

STFC—Q2 2008 State Auto Financial Earnings Conference Call

Event Date/Time: Jul. 24. 2008 / 10:00AM ET

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FINAL TRANSCRIPT

Jul. 24. 2008 / 10:00AM ET, STFC—Q2 2008 State Auto Financial Earnings Conference Call

CORPORATE PARTICIPANTS

Steve English

State Auto Financial Corp.—VP & CFO

Bob Restrepo

State Auto Financial Corp.—Chairman, President & CEO

Cindy Powell

State Auto Financial Corp.—Chief Accounting Officer & Treasurer

CONFERENCE CALL PARTICIPANTS

Joseph DeMarino

Piper Jaffray—Analyst

Michael Phillips

Stifel Nicolaus & Company—Analyst

Caroline Steers

FPK—Analyst

PRESENTATION

Operator

Welcome to the State Auto Financial second quarter conference call. You will be in a listen-only mode. (OPERATOR INSTRUCTIONS). Today’s call is being recorded. If you have any objections you may disconnect at this time. I would like to turn the call over to Steve English, Chief Financial Officer. Sir, please proceed.

Steve English —State Auto Financial Corp.—VP & CFO

Thank you, Audra. Good morning and welcome to our second quarter 2008 earnings conference call. First we want to extend get well wishes to Terry Bowshier, our Director of Investor Relations, who is out ill today but expected back soon.

Today I am joined by several members of STFC’s senior management team. Our Chairman, President, and CEO Bob Restrepo, Chief Operating Officer Mark Blackburn, Chief Investment Officer Jim Duemey, Corporate Actuary Matt Mrozek, and our Chief Accounting Officer and Treasurer Cindy Powell. Today’s call will include prepared remarks by our CEO Bob Restrepo after which we will open the lines for questions.

Please note our comments today may include forward-looking statements, which by their nature involve a number of risk factors and uncertainties which may affect future financial performance. Thus risk factors may cause actual results to differ materially from those contained in our projections or forward-looking statements. These types of factors are discussed at the end of our press release as well as in our annual and quarterly filings with the Securities and Exchange Commission to which I refer you.

The financial packet containing reconciliations of certain non-GAAP measures along with supplemental financial information was distributed to register participants prior to this call and made available to all interested parties on our website, www.stateauto.com, under the Investor Section as an attachment to the press release.

Now I will turn the call over to STFC’s Chairman, President, and CEO Bob Restrepo.

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FINAL TRANSCRIPT

Jul. 24. 2008 / 10:00AM ET, STFC—Q2 2008 State Auto Financial Earnings Conference Call

Bob Restrepo —State Auto Financial Corp.—Chairman, President & CEO

Thank you, Steve. Good morning, everyone. Once again our second quarter results were dominated by unprecedented bad weather. We experienced $76.8 million of catastrophe losses accounting for 27.3 percentage points on our combined ratio in the quarter. During this past quarter, the property claims services organization, or PCS, identified 16 separate catastrophes.

We experienced losses to varying degree in each of these numbered catastrophic events. Virtually all the losses were wind and hail. The big impact, obviously, was on our homeowner line, but we also had significant impact on farm owners, commercial multi-peril, and fire and allied. In our personal and commercial automobile physical damage line we also had losses primarily related to hail and flooding.

Almost 43% of our total catastrophe losses occurred in the state of Arkansas where we had nine numbered catastrophes and where our largest single agent is located having multiple locations throughout the state. Another 20% of the losses occurred in the Minneapolis-St. Paul area and over 10% were in Indiana with the balance scattered throughout 23 of the 33 states that we operate in.

Year-to-date STFC has experienced the greatest single series of catastrophe losses in the Company’s history with almost $112 million of losses accounting for 20 percentage points on our combined ratio. Once again, the total catastrophe losses were concentrated in a handful of states with almost 35% of the losses through the first six months occurring in Arkansas and just over 12% occurring in each of the states of Minnesota and Tennessee. These kinds of losses dominate front page news nationwide unless you are in the local community that has been devastated.

We have an extremely talented and experienced group of claims professionals here at State Auto. They tell me that they have never seen anything like it in their long professional careers. I once again commend them for the hard work and the overwhelming service that they have consistently provided to our policyholders who have suffered such significant losses.

Notwithstanding the profit toll the bad weather has taken on our results, our non-catastrophe results improved nicely from the first quarter both in terms of profit and production. They underscore the strength of our underwriting quality and the prospects for earnings improvement in the future.

Over the next few minutes I will give you a brief recap of our results on a line-by-line basis. Our personal automobile results deteriorated somewhat relative to the second quarter of last year, driven by a slight uptick in bodily injury and uninsured motorist severity, flood losses, and other weather-related losses caused primarily by wind and hail. Rate change activity is flat, but we will be introducing modest rate increases over the next 12 months primarily in the low single-digit range.

Our nonstandard automobile results at State Auto National remain unsatisfactory with higher loss ratios driven by increased frequency. We also had modest increases in weather-related losses. In this line, we are implementing aggressive rate actions, improving our agency mix, and tightening underwriting controls. This line turns over quickly and is characterized by low retention; consequently, we expect fairly rapid improvement in this relatively small line.

Homeowners is obviously the story of the second quarter and 2008 in general. Our non-catastrophe, non-weather experience actually improved relative to the second quarter of last year, but catastrophe has accounted for over 73 percentage points and non-catastrophe weather-related claims accounted for another 24 points plus. That results with a loss ratio exceeding 126% in this line of business.

To improve profitability and reduce volatility, we are adding mandatory wind and hail deductibles in 10 states, revising our rate indication methodology to account for more recent weather events, and developing a by-peril rating product which we should have in the market next year. In addition, we are working actively to explore aggregate catastrophe reinsurance coverage to buy us the time to diversify our business mix and reduce our exposure to Midwestern properties.

Production wise we had another strong quarter in personal insurance. Net written premiums were up 12.3% in the quarter and 10.6% year-to-date. Excluding the impact of the pooling change and the withdrawal from Florida, our underlying organic growth was 7.6% for the quarter and 5.9% year-to-date. New business and policy growth — policy count growth remained good. We feel quite positive about our prospects for continued growth as we implement new versions of our custom fit product, complete the implementation of our point-of-sale netXpress system, and improve our sales management capability.

Turning to business insurance, we had poor property and middle-market results somewhat offset by good non-catastrophe experience in commercial multi-peril, fire, other liability, and particularly in workers compensation where our results improved significantly this year relative to an unusually bad second quarter in 2007. Catastrophe losses in business insurance were unusually high, even for a second quarter. Our middle-market business, which we called SAMMI, experienced an unusually bad quarter with above average large losses affecting virtually every line.

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FINAL TRANSCRIPT

Jul. 24. 2008 / 10:00AM ET, STFC—Q2 2008 State Auto Financial Earnings Conference Call

Outside of SAMMI, our standard mainline business insurance operations performed very well and produced solid ex-CAT loss ratios. Production wise business insurance net written premiums increased 12.4% in the quarter and 11.8% year-to-date. Excluding the impact of pooling changes our production result in business insurance was flat with a plus 0.6% results for the quarter and an increase of 0.7% year-to-date.

For STFC, net written premium grew 12.4% for the quarter and 11.1% year-to-date. Excluding the impact of pooling changes and the Florida withdrawal, our result was 4.8% for the quarter and 3.7% year-to-date. We continue to do reasonably well in a somewhat firming personal insurance market and in a very competitive business insurance market. Policy counts are up, new business continues to be strong, and retention is holding.

From a pricing perspective, personal insurance prices have been flat but should be increasing going forward. Business insurance remains depressed and soft for virtually all commercial lines that we operate in. Our expense ratio for the quarter and year-to-date benefited somewhat driven by lower approvals for agency and employee bonus programs and, for the second quarter only, lower employee share-based compensation expense.

We continue to make excellent progress in integrating Beacon and Patrons. We are seeing nice growth in Texas as we take advantage of a renovated product line, new systems, and a re-energized agency plan. With Patrons we expect to have a new product line and new technology in place in Connecticut by the end of the year. Following that, we will begin working to improve our positioning in Massachusetts.

My travels and visits with agents over the past three months confirm that we have created a good and positive buzz among the agency plans, both existing and prospective, notwithstanding the difficult results and the bad weather that virtually all of our Midwestern competitors have experienced. We remain confident in our strategy, confident in our ability to produce strong underwriting results and shareholder returns over the long-term, and confident that we can diversify our earnings and put in place additional protections that will buy us the necessary time to reduce earnings volatility here at State Auto.

With that, I will turn it back to you, Steve.

Steve English—State Auto Financial Corp.—VP & CFO

Thank you, Bob. At this point, Audra, would you please open the lines for questions.

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QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS). Joseph DeMarino, Piper Jaffray.

Joseph DeMarino—Piper Jaffray—Analyst

Thank you. I think you said in terms of reducing property exposure that you were looking at adding deductibles as well as reinsurance options. Can you expand on some of the reinsurance you mentioned?

Bob Restrepo—State Auto Financial Corp.—Chairman, President & CEO

Yes, Joe. We have been — over the last three years, this will be the third year that we have explored aggregate reinsurance cover. This kind of coverage would be for non-hurricane, non-earthquake events, specifically addressing our biggest frequent, or most frequent peril and that is wind and hail. The notion here would be that we would retain the aggregate wind and hail losses up to a certain attachment point and then acquire reinsurance protection after that.

We may participate above the attachment point 5% to 10%, but obviously our exposure would be significantly reduced once the aggregate amount of wind and hail claims exceeded a certain amount. It just wasn’t cost effective in the market, but as the reinsurance market has softened for property insurance we are somewhat positive that this year we will be able to put together a program that makes sense from a cost effective standpoint.

Obviously, the wind and hail to deductibles reduce our exposure to wind and hail. We share more of the risk with our policyholders. So we are trying to reduce the volatility both from a policyholder level with having the policyholder assume more of the risk and, obviously, with third-party reinsurer at the higher-end through an aggregate treaty.

Joseph DeMarino—Piper Jaffray—Analyst

This will come into effect sometime this year?

Bob Restrepo—State Auto Financial Corp.—Chairman, President & CEO

No, we are looking for it to be in effect 1/1/09, next year. It might happen earlier, but it wouldn’t happen early enough to benefit us certainly in the third quarter.

Joseph DeMarino—Piper Jaffray—Analyst

Okay. Also on the auto book, I think you said you are seeing higher frequency. Is that on the liability side? Then also are you seeing any trends related to higher gas prices and less driving?

Bob Restrepo—State Auto Financial Corp.—Chairman, President & CEO

We did have an uptick in our bodily injury frequency for the quarter and we had an uptick in the first quarter as well. Obviously, as I mentioned in my prepared comments, we saw an uptick in severity for our physical damage, specifically comprehensive losses, which were largely due to the bad weather. But net-net, our pure premium trends for the line, our largest line, still seem to be manageable.

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FINAL TRANSCRIPT

Jul. 24, 2008 / 10:00AM ET, STFC—Q2 2008 State Auto Financial Earnings Conference Call

But they are slightly elevated relative to what we saw last year, which is why we need to kind of get ahead of the curve with pricing increases. We expect, anecdotally, that less driving miles will affect our results, probably beneficially, but it’s really too soon for us to see that.

Joseph DeMarino—Piper Jaffray—Analyst

Okay. Then my last question is regarding the investment portfolio. Do you know the tax rate on the portfolio? It seems like the tax benefit related to the realized investment gains were greater than — losses rather — were greater than expected?

Steve English—State Auto Financial Corp.—VP & CFO

The overall tax benefit, as we discussed last quarter, you are required to make a best estimate of your annual effective tax rate. However, this quarter when we found that minor changes in our assumptions regarding how we thought the balance of the year would play out resulted in significantly different expected effective rates. So because of that uncertainty in making a best estimate, we booked this quarter at tax benefit that was based on actual year-to-date results, which is what the accounting rules dictate.

Joseph DeMarino—Piper Jaffray—Analyst

Okay. That was all I had. Thank you.

Operator

Michael Phillips, Stifel Nicolaus.

Michael Phillips—Stifel Nicolaus & Company—Analyst

Thanks, good morning, everybody. One quick one, kind of a follow-up on the last question. There is another thing you mentioned in the homeowners exposure management. You said something, Bob, about something that is going to come on the market next year. Was that — that wasn’t the deductible, that was something else, wasn’t it?

Bob Restrepo—State Auto Financial Corp.—Chairman, President & CEO

Yes, it was. It was — we are developing what we call a by-peril rating procedure for our homeowner product. By-peril means that we price each peril separately. We tended to lump together and, in fact, use our fire pricing to subsidize primarily wind and hail exposures. Going forward what we are able to do is much more precisely price our product by each peril and removing that subsidy.

So if you are in an area that is more exposed to wind and hail, your prices are going to go up. If you are in an area that you have less exposure, your prices are going to go down once that subsidy is removed. So it will give us a lot more precision and we have had a lot of success with our custom fit product. We are getting a lot of success at using a more sophisticated pricing technique for our commercial lines product.

We are kind of extending that technology to our homeowner product line next year. We expect to have much better alignment between the prices we charge and the risks that we are assuming as it relates to specific perils.

Michael Phillips—Stifel Nicolaus & Company—Analyst

Okay, great. Thanks. Then you mentioned, I think, personal lines — you get a personal lines and commercial lines split on an organic basis of premium growth and you give the 7.6% personal lines are kind all flat for commercial lines 0.6%. Any chance of providing that on the line-by-line basis that you provide? You know in your press release you said auto was 3.4%, I believe, or 4% something. So if you had that on every single line it would be nice.

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FINAL TRANSCRIPT

Jul. 24. 2008 / 10:00AM ET, STFC—Q2 2008 State Auto Financial Earnings Conference Call

Bob Restrepo—State Auto Financial Corp.—Chairman, President & CEO

Cindy Powell is here looking for each.

Cindy Powell—State Auto Financial Corp.—Chief Accounting Officer & Treasurer

You want the organic growth by line of business?

Michael Phillips—Stifel Nicolaus & Company—Analyst

Yes, please.

Cindy Powell—State Auto Financial Corp.—Chief Accounting Officer & Treasurer

That makes up the 3.4%, is that correct?

Michael Phillips—Stifel Nicolaus & Company—Analyst

Correct.

Cindy Powell—State Auto Financial Corp.—Chief Accounting Officer & Treasurer

Okay. Start with homeowners, it was 4.6%

Michael Phillips—Stifel Nicolaus & Company—Analyst

This is a year-over-year quarterly basis, correct?

Cindy Powell—State Auto Financial Corp.—Chief Accounting Officer & Treasurer

This is quarterly basis only, that is correct. Standard auto was 5.8%, non-standard auto was 2%, other personal is 8.2%, total personal was 5.3%. Moving on to business, wire and allied is 6.2%, commercial multi-peril is 3.1%, commercial auto down 1.9%, other and product liability is down 4.4%, workers comp is up 1.9%, other business is down 1.4%, and total business is up 0.6%.

Michael Phillips—Stifel Nicolaus & Company—Analyst

Okay, great. That is very helpful. Some good decent growth in commercial lines there, if you look at some of the lines. So that is kind of nice to see.

What about, and this is kind of a nit-picky thing so I apologize in advance, but in your press release every single — the way you guys have always reported you provide the total loss and expense by line. Then we kind of, like everybody else, we have to make the gas on CATS. Any chance you would think about starting to provide that total like you do plus ex-CAT by line of business?

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FINAL TRANSCRIPT

Jul. 24. 2008 / 10:00AM ET, STFC—Q2 2008 State Auto Financial Earnings Conference Call

Bob Restrepo—State Auto Financial Corp.—Chairman, President & CEO

That is a good point and that is something we are working towards. Obviously, we are not going to be in a position to have that details of the disclosure this year, but that is something we are working towards. Hopefully, next year. Definitely in the not-too-distant future.

Michael Phillips—Stifel Nicolaus & Company—Analyst

Great. Thank you very much.

Operator

Caroline Steelers, FPK.

Caroline Steers—FPK—Analyst

Hi, actually just two questions. One is on the expense ratio, which looks lower this quarter. I was wondering if we should expect to see the same trend going forward. Then sort of my second trend, I mean my second question, has to do with M&A trends. I know you guys have been opening to acquiring in the past and just was wondering what you were seeing there. That is it.

Bob Restrepo—State Auto Financial Corp.—Chairman, President & CEO

Regarding our expense ratio, the biggest single reasons for the decline was our poor underwriting performance. So we have lower accrual for our agency contingent commission programs, as well as employee bonus programs. As we said, in the second quarter alone lower expenses related to primarily stock-option expenses. That is all related to our performance. If our performance improves, we expect to accrue higher dollar amounts, which obviously is not going to help our expense ratio.

Our expense ratio is definitely higher than we would like on a run rate basis. I think one of the major priorities that we are going to have over the next couple of years is to start reducing our expense ratio. Obviously, healthy organic growth will help that. One of these days a turn in the pricing will also help it, but there is also some things we need to do with our cost structure that will also improve our expense ratio over time.

Regarding the M&A market, we continue to be very active in the marketplace. As I have said in the past, we are focused on companies that have premium volumes in the $50 million to $250 million range. We are primarily interested in companies that are good bolt-on operations, as opposed to a classic consolidating, expense-saving acquisition opportunity. We are interested in opportunities that broadened our spread of risk, either by allowing us to get into new areas of country and expanding our geographic footprint or allowing us to get into new lines of insurance.

I think as I mentioned last time, we are looking at both regional companies that have a comparable product line to us that will give us broader geographic reach. Over the last year or so we have also been actively looking for excess and surplus opportunities or commercials for specialty opportunities. And have looked at a number of candidates, been in due diligence on at least two, and for a whole variety of reasons, whether it be price or culture or capability mix, we haven’t struck the right match.

But we continue to be active and one of the members of our management team here says you have got to kiss a lot of frogs before you find your prince or princess. We are actively out there in the marketplace and, hopefully, we will get a good match, but you can never guarantee it.

Caroline Steers—FPK—Analyst

Okay, thank you.

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FINAL TRANSCRIPT

Jul. 24. 2008 / 10:00AM ET, STFC—Q2 2008 State Auto Financial Earnings Conference Call

Operator

(OPERATOR INSTRUCTIONS). Joseph DeMarino, Piper Jaffray.

Joseph DeMarino—Piper Jaffray—Analyst

Thanks, just a quick follow-up. I think I may have misstated my tax question earlier. I am wondering what the tax rate is on the investment portfolio itself?

Steve English—State Auto Financial Corp.—VP & CFO

On the investment income it would be around 13%.

Joseph DeMarino—Piper Jaffray—Analyst

13%. Has that changed?

Steve English—State Auto Financial Corp.—VP & CFO

No, not materially. It’s a little lower perhaps than historically because we shifted some more tax exempts last year.

Joseph DeMarino—Piper Jaffray—Analyst

Got it. Okay, great. Thank you.

Operator

There are no further questions at this time.

Steve English—State Auto Financial Corp.—VP & CFO

Thank you, Audra. We want to thank all of you for participating in our conference call and for your continued interest and support of State Auto Financial Corporation. We look forward to speaking with you again on our third-quarter earnings call, which is currently scheduled for October 23, 2008. Thank you and have a nice day.

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FINAL TRANSCRIPT

Jul. 24. 2008 / 10:00AM ET, STFC—Q2 2008 State Auto Financial Earnings Conference Call

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